UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 3, 2007
Centerplate, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31904	13-3870167

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2187 Atlantic Street, Stamford, CT	06902

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 975-5900

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On December 3, 2007, Centerplate, Inc. (the “Company”) entered into an underwriting agreement with UBS Securities LLC, as underwriter, and the selling stockholders set forth therein (the “Underwriting Agreement”), in connection with the public offering (the “Offering”) by the selling stockholders of an aggregate of 2,517,818 Income Deposit Securities (“IDSs”) representing an aggregate of 2,517,818 shares of the Company’s common stock, $0.01 par value per share, and $14,351,563 million aggregate principal amount of the Company’s 13.5% Subordinated Notes due 2013 (the “Notes”). The Notes are governed by an indenture between the Company and the Bank of New York, as trustee, and are guaranteed on an unsecured basis by certain subsidiaries of the Company. On December 4, 2007, the Company filed a prospectus supplement in connection with the Offering, and on December 5, 2007, the Offering was completed.
The IDSs were registered pursuant to a shelf registration statement (Registration No. 333-141551) on Form S-3 under the Securities Act of 1933, as amended (the “Registration Statement”) that the Company initially filed on March 23, 2007, and that was declared effective by the SEC on November 9, 2007.
This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the Registration Statement, and such exhibits are hereby incorporated into the Registration Statement by reference. A copy of the Underwriting Agreement is filed as Exhibit 1.1, and a copy of the tax opinion of Davies Ward Phillips & Vineberg LLP is filed as Exhibit 8.1, to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit	Description
1.1	Underwriting Agreement dated December 3, 2007
8.1	Tax opinion of Davies Ward Phillips & Vineberg LLP

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 5, 2007

Centerplate, Inc.
By:	/s/ Kevin F. McNamara
	Name:	Kevin F. McNamara
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement dated December 3, 2007
8.1	Tax opinion of Davies Ward Phillips & Vineberg LLP